Exhibit 10.28
TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and between James Wilbur (“Executive”) and 10x Genomics, Inc., a Delaware corporation (the “Company”), is made effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:
A.    Executive’s services to the Company and its affiliates will end on the Termination Date (as defined below), subject to the terms and conditions of this Agreement.
B.    Executive and the Company are parties to an offer letter dated July 12, 2022 and Executive is also a participant in the Company’s Death and Disability Policy effective as of January 26, 2022 and Change in Control Severance Policy (the “Severance Policy”) effective as of July 30, 2020 (collectively, the “Prior Agreements”).
C.    Executive and the Company desire to establish the obligations of the parties in connection with Executive’s separation from the Company including, without limitation, all amounts due and owing to Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Chief Commercial Officer Employment.
(a)Transition Period. During the period (the “Transition Period”) commencing on the Effective Date and ending on the Termination Date (as defined below), Executive shall remain employed by the Company as the Company’s Chief Commercial Officer reporting to the Chief Executive Officer of the Company (the “CEO”). The Termination Date shall be Executive’s last day of employment. Effective as of the Termination Date, Executive shall also cease serving as an executive officer of the Company. During the Transition Period, Executive shall perform such duties as are reasonably requested by the CEO, including advising the Company and responding to requests for information (the “Transition Services”). During the Transition Period, Executive will devote such time and attention during normal business hours to the business and affairs of the Company as is reasonably necessary to perform the Transition Services. Executive shall not commence employment or provide services to any third party (e.g., consulting services) on or prior to the Termination Date, however Executive shall not be prohibited from seeking employment with another employer during the Transition Period. For the purposes hereof, “Termination Date” shall mean the earliest of (i) the date the Company terminates Executive’s employment with the Company for Cause (as defined in the Severance Policy), (ii) the date that Executive voluntarily terminates Executive’s employment with the Company for any reason (each of (i) and (ii), a “Non-Qualifying Termination”), (iii) the date the Company terminates Executive’s employment with the Company for other than Cause or (iv) February 1, 2024 (each of (iii) and (iv), a “Qualifying Termination”). For the avoidance of doubt, the Transition Period shall not be extended beyond the Termination Date in the event of any leave of absence by Executive or in the event of Executive’s death or Disability (as defined in the Company’s Death and Disability Policy).
(b)Salary, Equity Vesting and Benefits Continuation. During the Transition Period, Executive will continue to be paid base salary at the rate in effect on the date of this Agreement in accordance with the Company’s regular payroll procedures, be eligible for all employee benefit plans available to senior executives of the Company and continue to vest into outstanding equity awards, in each case, in accordance with their terms. Notwithstanding the foregoing, in no event will Executive be eligible for any severance or benefits under the Severance Policy, and shall only be eligible for the benefits and payments set forth herein. All payments made to Executive during the Transition Period will be subject to required withholding taxes and authorized deductions. During the tail period applicable to other departing officers of the Company, the Company shall maintain director and officer liability insurance covering Executive providing the same level of coverage as the director and officer liability insurance covering other Company executives. Executive shall not be eligible for any bonus or to participate in any of the Company’s annual incentive plans, including that Executive shall not be entitled to any annual performance bonus under the Company’s Annual Incentive Plan for the full year of 2023. Executive shall not be eligible to earn any compensation following the Termination Date.
(c)Protection of Information. Executive reaffirms Executive’s commitment to remain in compliance with that certain At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement entered into between Executive and the Company (the “Confidentiality Agreement”). Without limiting the foregoing, Executive acknowledges and agrees that, during the Transition Period, Executive shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company or otherwise create a conflict of interest under the Company’s Code of Business Conduct and Ethics.
(d)Securities Laws. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Executive will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report matching transactions, if any, in Company common stock for six (6) months following the Termination Date. Executive further acknowledges that any transactions by Executive involving Company securities will remain subject to securities laws in all respects, including, without limitation, laws regarding trading while in possession of material nonpublic information.
2.Final Paycheck; Payment of Accrued Wages and Expenses.
(a)Final Paycheck. As soon as administratively practicable on or after the Termination Date, the Company will pay Executive all accrued but unpaid base salary earned through the Termination Date, subject to standard payroll deductions and withholdings. Executive is entitled to these payments regardless of whether Executive executes this Agreement or the Release of Claims (as defined below).
(b)Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Termination Date that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to these reimbursements regardless of whether Executive executes this Agreement or the Release of Claims.

(c)No Additional Benefits for Non-Qualifying Termination. In the event Executive experiences a Non-Qualifying Termination, then Executive shall not be entitled to any compensation or benefits.
3.Separation Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to (i) this Agreement becoming effective, (ii) Executive experiencing a Qualifying Termination and successfully completes the Transition Services, (iii) the delivery to the Company of the release of claims in the form attached hereto as Exhibit A (the “Release of Claims”) that is timely signed and not revoked by Executive on or after the Termination Date and (iv) Executive’s not being in breach of the Confidentiality Agreement, to provide Executive the severance benefits set forth below. Specifically, the Company and Executive agree as follows:
(a)Severance. To the extent that the Qualifying Termination occurs prior to February 1, 2024, then during the Severance Period (as defined below), the Company shall continue to pay Executive his base salary at the rate in effect immediately prior to the Termination Date. Such payments shall be made in accordance with the Company’s standard payroll practices, less applicable deductions and withholdings, beginning on the first payroll date following the date the Release of Claims becomes effective and irrevocable and with the first installment including any amounts that would have been paid had the Release of Claims been effective and irrevocable on the Termination Date. For the purposes hereof, “Severance Period” shall mean the period commencing on the Termination Date and ending on February 1, 2024.
(b)Separation Payment. Executive shall be entitled to a one time separation payment of $204,000, less applicable deductions and withholdings. Such severance payment shall be made in a single lump sum on the first payroll date following the date the Release of Claims becomes effective and irrevocable.
(c)Healthcare Payment. Executive shall be entitled to a one time payment of $14,335, less applicable deductions and withholdings, to assist Executive with securing COBRA coverage for Executive and Executive’s covered dependents, if any (“Healthcare Payment”).  For the avoidance of doubt, Executive may use the Healthcare Payment for any purpose, and is not obligated to elect COBRA or similar healthcare benefits after the Termination Date. The Healthcare Payment shall be made in a single payment on the first payroll date following the date the Release of Claims becomes effective and irrevocable.
(d)Equity Awards. If the Qualifying Termination occurs prior to February 1, 2024, then the vesting of each of Executive’s outstanding unvested equity awards which are subject to time-based vesting shall immediately accelerate in respect of that number of shares that would have vested through the end of the Severance Period had Executive’s services continued through such date. Notwithstanding the foregoing, any unvested portions of Executive’s market-based performance stock award granted on March 21, 2023 shall not be accelerated, even in the event of a Qualifying Termination prior to February 1, 2024, and shall vest, pursuant to such award’s terms, only in the event, and to the extent, that the performance vesting conditions of such award are met prior to the Termination Date. In the event Executive’s death or Disability terminates Executive’s employment with, or service to, the Company prior to the Termination Date, the foregoing acceleration provisions of this Section 3(d) shall not apply and instead the acceleration of each of Executive’s outstanding unvested equity awards shall be governed by the terms of the Company’s Death and Disability Policy.

(e)Sole Separation Benefit. Executive agrees that the payment provided by this Section 3 is not required under the Company’s normal policies and procedures and is provided as a severance solely in connection with this Agreement. Executive acknowledges and agrees that the payment referenced in this Section 3 constitutes adequate and valuable consideration, in and of itself, for the promises contained in this Agreement and the Release of Claims.
4.Full Payment. Executive acknowledges that the payments and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidentiality Agreement, the equity award agreements and Executive’s indemnification agreement with the Company (the “Indemnification Agreement”) (collectively, the “Surviving Agreements”), this Agreement shall supersede each other agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, the Prior Agreements, and each such agreement, but not the Surviving Agreements, shall be deemed terminated and of no further effect as of the Effective Date, except as provided herein.
5.Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 5, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.
(a)On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its respective owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code

§§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(iv)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;
(v)Claims for indemnification under any indemnification agreement (including the Indemnification Agreement), the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law;
(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment;
(vii) Claims to enforce Executive’s rights under the Agreement; and
(viii) Claims that may arise as a result of any actions taken only after execution of this Agreement.
(c)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE

MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
6.Post-Employment Obligations.
(a)Non-Disparagement. Executive agrees that Executive shall not, directly or indirectly, defame or encourage, assist or induce others to defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately.  Executive further acknowledges and agrees that this prohibition includes, without limitation, making or publishing any statements, written or otherwise, that are defamatory, disloyal, reckless or maliciously untrue (i.e., made with knowledge of their falsity or reckless disregard for their truth or falsity) and that concern the business, public image, reputation or goodwill of the Company or any of the Releasees, including, without limitation, their past, present or future products, services or operations.  Employee hereby represents and warrants that Employee has to date not made statements or engaged in other conduct that would violate this paragraph if such conduct were to occur after the Effective Date.  Nothing in this Section 6(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.  Nothing in this Section 6 shall prevent Executive or any Releasee from testifying truthfully in response to a subpoena or other legal process; nor shall anything herein prevent Executive from discussing terms and conditions of Executive’s employment with the Company, as permitted by the National Labor Relations Act and California law, including but not limited to discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, or communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission or the U.S. Department of Justice.
(b)Return of Company Property. Executive warrants and represents that, not later than five (5) business days after the Termination Date, Executive will turn over to the Company all physical or personal property that are the property of the Company and that Executive had in Executive’s possession, custody or control.
7.Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has been paid all compensation, wages, bonuses, commissions and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
8.No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.
9.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.
10.Miscellaneous. This Agreement, together with the Surviving Agreements, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof, including, without limitation, the Prior Agreements. Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties containing a recital that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. For the avoidance of doubt, Executive acknowledges and agrees that nothing in this Agreement shall trigger Good Reason (as defined in the Severance Policy) or any term of like import to resign Executive’s employment.
11.Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and shall cause any such successor to expressly assume its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.
12.Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Confidentiality Agreement, which shall remain in effect through the Termination Date and thereafter in accordance with its terms. Executive acknowledges and agrees that the benefits provided in Section 3 above shall be subject to Executive’s continued compliance with the Confidentiality Agreement. For the avoidance of doubt, nothing in the Confidentiality Agreement or this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the

EEOC, the Department of Justice, the Securities and Exchange Commission, Congress or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination or anti-retaliation provisions of federal, state or local law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Confidentiality Agreement or this Agreement: (a) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement shall prevent Executive from discussing terms and conditions of Executive’s employment with the Company, as permitted by the National Labor Relations Act and applicable state law, including but not limited to discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, or communicating directly with, cooperating with or providing information to any federal, state or local government regulator including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission or the U.S. Department of Justice.
13.Section 409A of the Code. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption provided in Section 409A of the Code, and the regulations and other interpretative guidance issued thereunder (“Section 409A”) such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption. Executive’s right to receive a series of installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided, however, that this Section 13 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

14.Executive’s Cooperation.  After the Termination Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during Executive’s employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during Executive’s employment); provided, however, that (i) any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment and (ii) this provision shall not apply to any such investigation or proceeding that arises out of or relates to a dispute between Executive and the Company and/or any of its affiliates.

(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: January 15, 2024
___/s/James Wilbur______________
James Wilbur

DATED: January 15, 2024
By: __/s/Eric S. Whitaker______________
Eric S. Whitaker
Chief Legal Officer

[Signature Page to Transition and Separation Agreement]

GDSVF&H\7603764.2

EXHIBIT A

GENERAL RELEASE OF CLAIMS
This General Release of Claims (“Release”) is entered into as of February 5, 2024, between James Wilbur (“Executive”) and 10x Genomics, Inc., a Delaware corporation (the “Company” and, together with Executive, the “Parties”), effective as of the eighth (8th) day after the date of Executive’s signature hereto.

1.Executive’s Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that has occurred in connection with Executive’s employment or other relationship with the Company and the conclusion of that employment or other relationship with the Company arising before the date Executive signs this Release.
(a)On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, defamation, infliction of emotional distress, violation of public policy and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims to enforce Executive’s rights under the Transition and Separation Agreement entered into between the Company and Executive on January 15, 2024 (the “Transition and Separation Agreement”).
(ii)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(iii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iv)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(v)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company or affiliate employee benefit plan, program or policy;
(vi)Claims for indemnification under any indemnification agreement including the Indemnification Agreement (as defined in the Transition and Separation Agreement), the Company’s Bylaws or any other applicable law;
(vii)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment; and
(viii)Claims that may arise as a result of any actions taken only after the execution of this Release.
(c)Acknowledgement. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:
(i)Executive should consult with an attorney before signing this Release;
(ii)Executive has been given at least twenty-one (21) days to consider this Release;
(iii)Executive has seven (7) days after signing this Release to revoke it. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 11:59 p.m. PT on the 7th day following Executive’s execution of this Release by email to Eric Whitaker at eric.whitaker@10xgenomics.com. Executive understands that if Executive revokes this Release, it will be null and void in its entirety, and

Executive will not be entitled to any payments or benefits provided in the Transition and Separation Agreement.
(d)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
2.Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any of its affiliates with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has been paid all compensation, wages, bonuses, commissions and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in Section 3 of the Transition and Separation Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Release by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject and (e) upon the execution and delivery of this Release by the Company and Executive, this Release will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
3.Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Confidentiality Agreement (as defined in the Transition and Separation Agreement). Executive acknowledges and agrees that the payments provided in the Transition and Separation Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.
4.Cooperation with the Company. Executive reaffirms Executive’s obligations to cooperate with the Company pursuant to Section 14 of the Transition and Separation Agreement.
5.Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

7.Integration Clause. This Release and the Transition and Separation Agreement contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer or Chief Legal Officer of the Company.
8.Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
9.Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

DATED: February 5, 2024                By: /s/ James Wilbur
__________________________________
James Wilbur

DATED: February 5, 2024

By: ___/s/ Eric S. Whitaker____________
Eric S. Whitaker
Chief Legal Officer